UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 7, 2011

Anika Therapeutics, Inc.
(Exact name of registrant as specified in its charter)
Massachusetts	000-21326	04-3145961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Wiggins Avenue Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 457-9000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)	Retirement or resignation of a director.

On June 7, 2011, Eugene H. Davidson, Ph.D. resigned from the Board of Directors of Anika Therapeutics, Inc. (the "Company") and from the Compensation Committee of the Board of Directors, of which he was a member. Dr. Davidson’s resignation did not result from any disagreements with the Company regarding any matter related to the Company’s operations, policies or practices.

(e)	Amendment and restatement of stock option plan.

As previously disclosed, on May 20, 2011, the Board of Directors of the Company approved an amendment to the Company's Second Amended and Restated 2003 Stock Option and Incentive Plan (the “Plan”) to reduce the proposed increase in the number of shares of the Company’s common stock subject to the Plan from 1,000,000 to 800,000, which would result in a total of 3,150,000 shares of the Company’s common stock being reserved for issuance under the Plan.

On June 7, 2011, the Company held its Annual Meeting of Stockholders and, based on the certified results, the Company’s stockholders approved the Plan, as amended.

A detailed summary of the Plan is set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on April 28, 2011 under the captions “Proposal 2: Approval of the Second Amended and Restated 2003 Stock Option and Incentive Plan.” Such description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Plan, as amended, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on June 7, 2011. Proxies were solicited pursuant to the Company’s proxy statement filed on April 28, 2011, as modified on May 20, 2011, with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934, as amended. There was no solicitation in opposition to the Company’s solicitation. At the Annual Meeting, holders of the Company’s common stock were asked:

1.	To elect two (2) Class III directors nominated by the Board of Directors, each to serve until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;
2.	To consider and approve the amendment and restatement of the Anika Therapeutics, Inc. Amended and Restated 2003 Stock Option and Incentive Plan;
3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year;
4.	To consider and approve an advisory vote regarding the compensation of the Company’s Named Executive Officers; and
5.	To consider and recommend the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

A total of 11,931,436 shares of the Company's common stock were present in person or by proxy at the Annual Meeting, representing approximately 88.4% of the voting power of the Company entitled to vote at the Annual Meeting. Each share of the Company’s common stock was entitled to one vote with respect to matters submitted to a vote of the Company’s stockholders, and the voting results reported below are final.

PROPOSAL 1

Each of the Company’s nominees for director as listed in the proxy statement was re-elected as shown in the table below:

Nominee	Votes “For”	Votes Withheld	Broker Non-Votes
Steven E. Wheeler	6,864,727	203,685	4,863,024
Charles H. Sherwood Ph.D.	6,853,930	214,482	4,863,024

PROPOSAL 2

Stockholders approved the amendment and restatement of the Anika Therapeutics, Inc. Amended and Restated 2003 Stock Option and Incentive Plan as shown in the table below:

For	Against	Abstained	Broker Non-Votes
5,976,610	479,624	612,178	4,863,024

PROPOSAL 3

Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year as shown in the table below:

For	Against	Abstained	Broker Non-Votes
11,444,090	480,882	6,464	0

PROPOSAL 4

Stockholders approved, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the proxy statement for the Annual Meeting as shown in the table below:

For	Against	Abstained	Broker Non-Votes
6,068,264	373,493	626,655	4,863,024

PROPOSAL 5

 Stockholders provided their recommendation on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers as shown in the table below:

1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
5,951,800	211,946	276,401	628,265	4,863,024

Based on these results and consistent with the vote of a majority of the shares of the Company's common stock present or represented at the Annual Meeting and voting with respect to this matter, the Company’s Board of Directors has decided to include an advisory vote on the compensation of the Company’s Named Executive Officers in the Company’s proxy statement each year until the next advisory vote on the frequency of such votes.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

10.1	Second Amended and Restated 2003 Stock Option and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Date: June 10, 2011	By:	/s/ Kevin W. Quinlan
	Name:	Kevin W. Quinlan
	Title:	Chief Financial Officer

Exhibit Index

10.1	Second Amended and Restated 2003 Stock Option and Incentive Plan